UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2010
OCEAN POWER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: : (609) 730-0400
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
In connection with the resignation of Mark Robert Draper as the chief executive officer of Ocean Power Technologies, Inc. (“OPT” or the “Company”), as described below under Item 5.02(b), the employment agreement dated September 9, 2004 with Mr. Draper (the “Employment Agreement”) was terminated effective January 15, 2010. Mr. Draper will be paid severance benefits according to the provisions of the Employment Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On January 15, 2010, Mr. Draper resigned as the chief executive officer of the Company. In addition Mr. Draper has resigned from the Board of Directors of the Company.
(c) On January 15, 2010, effective immediately, the Board of Directors of the Company elected Charles F. Dunleavy, age 60, as the Company’s Chief Executive Officer. Mr. Dunleavy will also continue his current position as chief financial officer until a successor is appointed. Mr. Dunleavy has served as our chief financial officer and our senior vice president since 2001 and as our treasurer, secretary and director since 1990. From 1993 to 2001, Mr. Dunleavy served as our vice president, finance.
Item 8.01 Other Events.
On January 18, 2010, OPT issued a press release announcing the resignation of Mr. Draper and the appointment of Mr. Dunleavy. The full text of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release issued by the Company dated January 18, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.
Date: January 22, 2010	By:	/s/ CHARLES F. DUNLEAVY
Charles F. Dunleavy
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company dated January 18, 2010.